Exhibit 10.28

TRADEMARK SECURITY AGREEMENT, dated as of July 31, 2020 (this “Agreement”), among SOTERA HEALTH HOLDINGS, LLC (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as First Lien Notes Collateral Agent under the Indenture (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of July 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among SOTERA HEALTH TOPCO, INC., a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Issuer”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and the First Lien Notes Collateral Agent and (b) the First Lien Collateral Agreement dated of July 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Collateral Agreement”) among the Issuer, the other Grantors from time to time party thereto, Holdings, and the First Lien Notes Collateral Agent. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the First Lien Collateral Agreement. The rules of construction specified in Section 1.01(b) of the First Lien Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor hereby grants to the First Lien Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Trademarks listed on Schedule I attached hereto (the “Trademark Collateral”). This Agreement is not to be construed as an assignment of any trademark or trademark application. Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.

SECTION 3. Termination. Subject to Section 5.13 of the First Lien Collateral Agreement, upon the occurrence of a Termination Event (other than those provisions in the Indenture expressly contemplated to survive a Termination Event and any contingent obligations not yet due and owing under Sections 7.07 and 8.06 of the Indenture and Article 2 of the Indenture), the security interest granted herein shall terminate and the First Lien Notes Collateral Agent shall, without recourse, representation or warranty of any kind, execute, acknowledge, and deliver to the Grantors all instruments in writing prepared by or on behalf of the Grantor in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 4. First Lien Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the First Lien Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the First Lien Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the First Lien Collateral Agreement, the terms of the First Lien Collateral Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Concerning the First Lien Notes Collateral Agent. The First Lien Notes Collateral Agent makes no representations as to the validity or sufficiency of this Agreement. Wilmington Trust, National Association is executing this Agreement not in its individual or corporate capacity, but solely in its capacity as First Lien Notes Collateral Agent under the Indenture. In acting hereunder, the First Lien Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to it under the Indenture, including without limitation those set forth in Articles 7 and 12 of the Indenture, as if such rights, privileges, immunities and indemnities were set forth herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOTERA HEALTH HOLDINGS, LLC, as Grantor

By	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer & Treasurer

[Signature Page to Trademark Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as First Lien Notes Collateral Agent

By	/s/ W. Thomas Morris II
Name: W. Thomas Morris II
Title: Vice President

[Signature Page to Trademark Security Agreement]